VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 26, 2010 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on September 30, 2010 to stockholders of record at the close of business on September 10, 2010.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products, furniture components and performance marine components) and waste management industries.

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